Exhibit 5.1

                              FORM OF LEGAL OPINION

                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004

                                __________, 2000

Board of Directors
Webster Financial Corporation
Webster Plaza
Waterbury, Connecticut  06702

Ladies and Gentlemen:


                  We  are  acting  as  special  counsel  to  Webster   Financial
Corporation,  a  Delaware  corporation  ("Webster"),   in  connection  with  its
registration statement on Form S-4 (the "Registration Statement") (File No. 333-33228), as amended, filed with the Securities and Exchange Commission relating to the proposed offering of up to 8,293,778 shares of Webster's common stock, par value $.01 per share, all of which shares (the "Shares") may be issued by Webster in accordance with the terms of the Agreement and Plan of Merger, dated as of December 1, 1999, and amended as of December 21, 1999, by and between Webster and MECH Financial, Inc. (the "Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1. An executed copy of the Registration Statement and Pre-Effective Amendments No. 1 and No. 2 thereto.

                  2.   An executed copy of the Agreement.

                  3. The Second Restated Certificate of Incorporation of Webster, as certified by the Secretary of Webster on the date hereof as then being complete, accurate and in effect.

                  4. The Bylaws of Webster, as certified by the Secretary of Webster on the date hereof as then being complete, accurate and in effect.

                  5. Resolutions of the Board of Directors of Webster adopted at a meeting held on December ___, 1999, as certified by the Secretary of Webster on the date hereof as then being complete, accurate and in effect, relating to, among other things, the issuance of the Shares and arrangements in connection therewith.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted

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to us, the authenticity of all original  documents,  and the conformity with the original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, as amended, (ii) issuance of the Shares pursuant to the terms of the Agreement, and
(iii) receipt by Webster of the consideration for the Shares specified in the Agreement and resolutions of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                     Very truly yours,




                                                     HOGAN & HARTSON L.L.P.